                                                                    EXHIBIT 4.21
                                                                    ------------

                                                                  Draft 11/20/95



                      __________________________________

                     COMMON SECURITIES GUARANTEE AGREEMENT

                            TCI Communications, Inc.

                          Dated as of __________, 1995

                      __________________________________

                               TABLE OF CONTENTS
                               -----------------


                                                                  Page
                                                                  ----
ARTICLE I  DEFINITIONS AND INTERPRETATION........................... 1

     SECTION 1.1         Definitions Interpretation................. 1

ARTICLE II  GUARANTEE............................................... 3

     SECTION 2.1         Guarantee.................................. 3
     SECTION 2.2         Waiver of Notice and Demand................ 3
     SECTION 2.3         Obligations Not Affected................... 3
     SECTION 2.4         Rights of Holders.......................... 4
     SECTION 2.5         Guarantee of Payment....................... 4
     SECTION 2.6         Subrogation................................ 4
     SECTION 2.7         Independent Obligations.................... 5

ARTICLE III  LIMITATION OF TRANSACTIONS; SUBORDINATION.............. 5

     SECTION 3.1         Limitation of Transactions................. 5
     SECTION 3.2         Ranking.................................... 5

ARTICLE IV  TERMINATION............................................. 6

     SECTION 4.1         Termination................................ 6

ARTICLE V  MISCELLANEOUS............................................ 6

     SECTION 5.1         Successors and Assigns..................... 6
     SECTION 5.2         Amendments................................. 6
     SECTION 5.3         Notices.................................... 6
     SECTION 5.4         Benefit.................................... 7
     SECTION 5.5         Governing Law.............................. 7

                     COMMON SECURITIES GUARANTEE AGREEMENT


          This GUARANTEE AGREEMENT (this "Common Securities Guarantee"), dated as of __________, 1995, is executed and delivered by TCI Communications, Inc., a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of TCI Communications Financing III, a Delaware business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of __________, 1995, among the Trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof [_____] common securities, having an aggregate stated liquidation amount of $[__________] designated the [_____]% Trust Originated Common Securities (the "Common Securities");

          WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

          WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as such term is defined in the Indenture) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

          NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.


                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

SECTION 1.1    Definitions Interpretation
               --------------------------

          In this Common Securities Guarantee, unless the context otherwise requires :

               (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

               (b) Terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

               (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

               (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

               (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

               (f) a reference to the singular includes the plural and vice versa.

          "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Common Securities, to the extent the Issuer has funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Subordinated Notes to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Indenture) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

          "Preferred Securities" mean the securities representing preferred undivided beneficial interests in the assets of the Issuer.

                                  ARTICLE II
                                   GUARANTEE

SECTION 2.1    Guarantee
               ---------

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 2.2    Waiver of Notice and Demand
               ---------------------------

          The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3    Obligations Not Affected
               ------------------------

          The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

               (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions or other sum payable that results from the extension of any interest payment period on the Subordinated Notes permitted by the Indenture);

               (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (e) any invalidity of, or defect or deficiency in, the Common Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4    Rights of Holders
               -----------------

          The Guarantor expressly acknowledges that any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

SECTION 2.5    Guarantee of Payment
               --------------------

          This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6    Subrogation
               -----------

          The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required
--------  -------
by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7    Independent Obligations
               -----------------------

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.


                                  ARTICLE III
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1    Limitation of Transactions
               --------------------------

          So long as any Common Securities remain outstanding, if (i) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, or (ii) there shall have occurred any Event of Default then[ (a)] the Guarantor shall not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Subordinated Notes and (c) the Company shall not make any guarantee payments (other than pursuant to this Preferred Securities Guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of Tele-Communications, Inc., a Delaware corporation (or any successor to such corporation).

SECTION 3.2    Ranking
               -------

          This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Subordinated Notes and the Preferred Securities Guarantee, except those liabilities of the Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred stock of any Subsidiary or Affiliate of the Guarantor, except the Preferred Securities Guarantee, and (iii) senior to the Guarantor's common stock.

                                  ARTICLE IV
                                  TERMINATION

SECTION 4.1    Termination
               -----------

          This Common Securities Guarantee shall terminate upon the first to occur of (i) full payment of the Redemption Price of all Common Securities, (ii) the distribution of Subordinated Notes to the Holders of all of the Common Securities or (iii) the full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.


                                   ARTICLE V
                                 MISCELLANEOUS

SECTION 5.1    Successors and Assigns
               ----------------------

          All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2    Amendments
               ----------

          Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 5.3    Notices
               -------

          All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

               (a) if given to the Issuer, in care of the Regular Trustees at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

                    c/o TCI Communications Financing III
                    Terrace Tower II
                    5619 DTC Parkway
                    Englewood, Colorado  80111-3000
                    Attention:_______________

               (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                    TCI Communications, Inc.
                    Terrace Tower II
                    5619 DTC Parkway
                    Englewood, Colorado  80111-3000
                    Attention:  Chief Financial Officer

               (c) if given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4    Benefit
               -------

          This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable from the Common Securities.

SECTION 5.5    Governing Law
               -------------

          THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

          This Common Securities Guarantee is executed as of the day and year first above written.

                                               TCI COMMUNICATIONS, INC.


                                               By:______________________________
                                                  Name:
                                                  Title: